Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Joseph Caminiti or Josh Carroll Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

REVENUE GROWTH AND RECORD QUARTERLY ADJUSTED EBITDA SUPPORT ONGOING STRATEGIC PORTFOLIO EXPANSION

HIGHLIGHTS

●	TOTAL REVENUES AND NET INCOME[1] IMPROVED 2.5% AND 4.6%, RESPECTIVELY
●	RECORD ADJUSTED EBITDA OF $150.3 MILLION, AN INCREASE OF 6.4% VS LAST YEAR
●	ENERGY STORAGE SEGMENT REVENUES INCREASED BY 120% DRIVING MEANINGFUL MARGIN INCREASE
●	SIGNED AN AGREEMENT TO ACQUIRE THE 20MW BLUE MOUNTAIN GEOTHERMAL POWER PLANT FROM CYRQ ENERGY
●	COMPANY REITERATES ITS 2025 FULL-YEAR GUIDANCE, REFLECTING STRONG EXECUTION AND CONFIDENCE IN THE BUSINESS OUTLOOK

RENO, Nev. May 7, 2025, Ormat Technologies, Inc. (NYSE: ORA) (the “Company” or “Ormat”), a leading renewable energy company, today announced financial results for the first quarter ended March 31, 2025.

KEY FINANCIAL RESULTS

	Q1 2025	Q1 2024	Change (%)
GAAP Measures
Revenues ($ millions)
Electricity	180.2	191.3	(5.8% )
Product	31.8	24.8	27.9%
Energy Storage	17.8	8.1	119.7%
Total Revenues	229.8	224.2	2.5%

Gross Profit	72.9	78.8	(7.5% )
Gross margin (%)
Electricity	33.5%	39.0%
Product	22.3%	14.8%
Energy Storage	30.6%	7.5%
Gross margin (%)	31.7%	35.2%
Operating income ($ millions)	50.9	52.6	(3.2% )
Net income attributable to the Company’s stockholders	40.4	38.6	4.6%
Diluted EPS ($)	0.66	0.64	3.1%
Non-GAAP Measures
Adjusted Net income attributable to the Company’s stockholders	41.5	39.6	4.8%
Adjusted Diluted EPS ($)	0.68	0.65	4.6%
Adjusted EBITDA[2] ($ millions)	150.3	141.2	6.4%

1 Net Income attributable to the Company’s stockholder

2 See reconciliation table below

“Ormat had a strong start to 2025, achieving a 2.5% increase in revenue, a 4.6% rise in net income attributable to the Company’s stockholders, and a 6.4% increase in adjusted EBITDA. This growth was driven by improved performance in both our Product and Storage segments,” said Doron Blachar, Chief Executive Officer of Ormat Technologies. “Our Storage segment benefited from new capacity added over the last 12 months and from higher merchant prices in the PJM market. We expect continued good performance throughout 2025 as we transition our Storage segment to a more predictable portfolio designed to maximize profitability.”

“While our Electricity segment experienced a slight year-over-year decline in the quarter due to previously disclosed curtailments in California and Nevada, the balance of our geothermal operations delivered a consistent, solid performance. We have several projects under development that we anticipate will reach commercial operation by the end of 2025, which we expect will deliver solid generation growth and further strengthen our earnings trajectory. Additionally, we believe that the potential easing of project permitting timelines combined with increased focus on geothermal exploration will further support our growth in the segment, expand our revenues, and help us achieve our long-term targets.”

“I am pleased to announce that Ormat signed an agreement to acquire the Blue Mountain geothermal power plant from Cyrq Energy for $88 million, subject to standard working capital adjustments. The 20 MW facility, located in Humboldt County, was built using Ormat technology, features an existing 51 MW interconnection capacity and a Power Purchase Agreement (PPA) with NV Energy (NVE) that expires at the end of 2029. Following the acquisition, Ormat plans to upgrade the power plant, increasing its capacity by 3.5 MW. Additionally, subject to permit and PPA approval, Ormat intends to add a 13 MW solar facility to support the plant's auxiliaries. The acquisition is anticipated to close towards the end of the second quarter. This acquisition underscores Ormat's capability to strategically expand and enhance assets in the U.S., leveraging our advanced technology and expertise to optimize performance and efficiency. The planned upgrades and solar addition demonstrate our commitment to innovation and maximizing renewable energy output, contributing to a sustainable future.”

Blachar continued, “The demand for electricity, particularly from baseload renewable sources, remains strong, and we continue to observe high PPA pricing in the Electricity Segment, and increased Resource Adequacy (RA) pricing in the Storage Segment. Regarding the recent reciprocal tariffs, we anticipate a limited short-term impact on our Storage Segment as we have already procured batteries for all projects currently under construction. Additionally, our Electricity Segment operations and project development have limited exposure to China, mitigating potential adverse effects from the tariffs. Ormat remains committed to delivering reliable and sustainable energy solutions and enhancing shareholder value. We will continue navigating this fluid regulatory environment with a focus on maintaining our growth trajectory and supporting the transition to a cleaner energy future.”

FINANCIAL HIGHLIGHTS

•

Net income attributable to the Company’s stockholders for the first quarter was $40.4 million, an increase of 4.6% compared to last year. Diluted EPS for the first quarter was $0.66, an increase of 3.1%, compared to the prior year period. This increase is mainly driven by income tax benefits related to the storage facilities expected to commence commercial operation during 2025.

•	Adjusted net income attributable to the Company's stockholders and Adjusted diluted EPS for the first quarter increased 4.8% and 4.6%, respectively.

•

Adjusted EBITDA for the first quarter was $150.3 million, an increase of 6.4% compared to 2024. The year-over-year increase in Adjusted EBITDA was driven by the Energy Storage segment, due to the contribution of new assets, higher merchant pricing in the East Coast markets, and a legal settlement with a battery supplier. In the Product segment, the increase was derived from a higher backlog and improved contract’ margins. The increase in the Storage and Product segments was partly offset by the reduction in Electricity segment EBITDA mainly due to curtailments in the U.S.

•

Electricity segment revenues decreased by 5.8% during the first quarter, compared to last year. The year-over-year decrease in the first quarter revenue was driven by the previously disclosed energy curtailments, mainly at our McGinness complex, maintenance on the transmission line by the local grid operator, and wildfires in California, which forced grid operators to curtail part of the supplied power.

•

Product segment revenues increased by 27.9% in the first quarter, driven largely by the timing of revenue recognition and our higher backlog. Gross margin increased from 14.8% in the first quarter 2024 to 22.3% in 2025, reflecting marked growth in revenue.

•

Product segment backlog stands at approximately $314 million as of May 7th, 2025, and includes the recently signed Engineering, Procurement, and Construction (EPC) contract for the development of the Te Mihi Stage 2 geothermal plant in New Zealand and the BOT project in Dominica.

•

Energy Storage segment revenues increased 119.7% for the first quarter compared to 2024. The improvement was driven by strong performance in the PJM merchant market, where a spike in cold weather along the East Coast contributed to elevated merchant pricing.

BUSINESS HIGHLIGHTS:

•	In early May, the company signed an agreement to acquire the 20MW Blue Mountain geothermal power plant from Cyrq Energy for $88 million. Closing is expected by the end of the second quarter.

•

In February 2025, Ormat won a tender issued by the Israeli Electricity Authority and was awarded two 15-year tolling agreements for two energy storage facilities with a combined capacity of approximately 300MW/1200MWh. Ormat will retain a 50% equity interest.

•	Ormat commenced commercial operations of the 35MW Ijen geothermal power plant in Indonesia in February 2025, holding a 49% equity interest.

•

In January 2025, Ormat signed a 10-year Power Purchase Agreement (PPA) with Calpine Energy Solutions for up to 15MW of carbon-free geothermal capacity at favorable terms. This PPA will replace the current lower-priced PPA with Southern California Edison for Mammoth 2 in the first quarter of 2027.

•

We currently do not expect material impact from the new import tariffs on our 2025 and 2026 financial results. All batteries required for our projects arrived or were in transit to the U.S. before significant increased tariffs were imposed.

2025 GUIDANCE

•	Total revenues of between $935 million and $975 million.

•	Electricity segment revenues of between $710 million and $725 million.

•	Product segment revenues of between $172 million and $187 million.

•	Energy Storage revenues of between $53 million and $63 million.

•	Adjusted EBITDA to be between $563 million and $593 million.

◦	Adjusted EBITDA attributable to minority interest of approximately $21 million.

The Company provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure for the three months ended March 31, 2025. However, the Company does not provide guidance on net income and is unable to provide a reconciliation for its Adjusted EBITDA guidance range to net income without unreasonable efforts due to high variability and complexity with respect to estimating certain forward-looking amounts. These include impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On May 7, 2025, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on June 4, 2025, to stockholders of record as of the close of business on May 21, 2025. In addition, the Company expects to pay a quarterly dividend of $0.12 per share in each of the next three quarters.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Thursday, May 8, 2025, at 9:00 a.m. ET.

Participants within the United States and Canada, please dial +1-800-715-9871, approximately 15 minutes prior to the scheduled start of the call. If you are calling outside of the United States and Canada, please dial +1-646-960-0440. The access code for the call is 3818407. Please request the “Ormat Technologies, Inc. call” when prompted by the conference call operator. The conference call will also be accompanied by a live webcast which will be hosted on the Investor Relations section of the Company's website.

A replay will be available one hour after the end of the conference call. To access the replay within the United States and Canada, please dial 1-800-770-2030. From outside of the United States and Canada, please dial +1-647-362-9199. Please use the replay access code 3818407. The webcast will also be archived on the Investor Relations section of the Company's website.

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company, and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,400 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,538MW with a 1,248MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and a 290MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues and Adjusted EBITDA, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, legal, market, industry and geopolitical developments and incentives, demand for renewable energy, and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s most recent annual report, and in subsequent filings.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2025, and 2024

	Three Months Ended March 31,
	2025	2024
	(Thousands, except per share data)
Revenues:
Electricity	180,241	191,253
Product	31,769	24,832
Energy storage	17,752	8,081
Total revenues	229,762	224,166
Cost of revenues:
Electricity	119,833	116,730
Product	24,684	21,154
Energy storage	12,318	7,472
Total cost of revenues	156,835	145,356
Gross profit	72,927	78,810
Operating expenses:
Research and development expenses	2,542	1,564
Selling and marketing expenses	4,172	5,126
General and administrative expenses	17,909	19,537
Other operating income	(3,125)	—
Write-off of unsuccessful exploration and storage activities	516	—
Operating income	50,913	52,583
Other income (expense):
Interest income	1,313	1,839
Interest expense, net	(34,473)	(30,968)
Derivatives and foreign currency transaction gains (losses)	2,060	(1,582)
Income attributable to sale of tax benefits	17,571	17,476
Other non-operating income, net	222	26
Income from operations before income tax and equity in earnings of investees	37,606	39,374
Income tax (provision) benefit	3,795	147
Equity in earnings (losses) of investees	(367)	829
Net income	41,034	40,350
Net income attributable to noncontrolling interest	(672)	(1,763)
Net income attributable to the Company's stockholders	40,362	38,587
Earnings per share attributable to the Company's stockholders:
Basic:	0.67	0.64
Diluted:	0.66	0.64
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	60,559	60,386
Diluted	60,840	60,536

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Period Ended March 31, 2025, and the Period Ended December 31, 2024

	March 31, 2025	December 31, 2024
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	112,704	94,395
Restricted cash and cash equivalents (primarily related to VIEs)	112,001	111,377
Receivables:
Trade less allowance for credit losses of $249 and $163 respectively (primarily related to VIEs)	173,590	164,050
Other	45,489	50,792
Inventories	42,107	38,092
Costs and estimated earnings in excess of billings on uncompleted contracts	20,940	29,243
Prepaid expenses and other	94,023	59,173
Total current assets	600,854	547,122
Investment in unconsolidated companies	158,618	144,585
Deposits and other	89,021	75,383
Deferred income taxes	165,983	153,936
Property, plant and equipment, net ($3,261,700 and $3,271,248 related to VIEs, respectively)	3,497,915	3,501,886
Construction-in-process ($370,762 and $251,442 related to VIEs, respectively)	844,873	755,589
Operating leases right of use ($13,725 and $13,989 related to VIEs, respectively)	32,232	32,114
Finance leases right of use (none related to VIEs)	2,935	2,841
Intangible assets, net	295,225	301,745
Goodwill	151,291	151,023
Total assets	5,838,947	5,666,224

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	201,354	234,334
Commercial paper (less deferred financing costs of $22 and $23, respectively)	99,978	99,977
Billings in excess of costs and estimated earnings on uncompleted contracts	52,198	23,091
Current portion of long-term debt:
Limited and non-recourse (primarily related to VIEs)	70,453	70,262
Full recourse	184,227	161,313
Financing Liability	5,905	4,093
Operating lease liabilities	3,657	3,633
Finance lease liabilities	1,451	1,375
Total current liabilities	619,223	598,078
Long-term debt, net of current portion:
Limited and non-recourse: (primarily related to VIEs and less deferred financing costs of $8,216 and $8,849, respectively)	560,824	578,204
Full recourse: (less deferred financing costs of $4,782 and $4,671, respectively)	957,027	822,828
Convertible senior notes (less deferred financing costs of $6,138 and $6,820, respectively)	470,299	469,617
Financing Liability	213,810	216,476
Operating lease liabilities	22,722	22,523
Finance lease liabilities	1,544	1,529
Liability associated with sale of tax benefits	144,081	152,292
Deferred income taxes	71,479	68,616
Liability for unrecognized tax benefits	6,481	6,272
Liabilities for severance pay	11,147	10,488
Asset retirement obligation	131,431	129,651
Other long-term liabilities	33,533	29,270
Total liabilities	3,243,601	3,105,844

Redeemable noncontrolling interest	9,573	9,448

Equity:
The Company's stockholders' equity:
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 60,662,626 and 60,500,580 issued and outstanding as of March 31, 2025, and December 31, 2024, respectively	61	61
Additional paid-in capital	1,640,910	1,635,245
Treasury stock, at cost (258,667 shares held as of March 31, 2025, and December 31, 2024, respectively)	(17,964)	(17,964)
Retained earnings	847,607	814,518
Accumulated other comprehensive income (loss)	(9,410)	(6,731)
Total stockholders' equity attributable to Company's stockholders	2,461,204	2,425,129
Noncontrolling interest	124,569	125,803
Total equity	2,585,773	2,550,932
Total liabilities, redeemable noncontrolling interest and equity	5,838,947	5,666,224

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the Three Months Ended March 31, 2025, and 2024

We calculate EBITDA as net income before interest, taxes, depreciation, amortization and accretion. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation, amortization and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives not designated as hedging instruments; (ii) stock-based compensation, (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement; (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration and storage activities; and (viii) other unusual or non-recurring items. We adjust for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance. We believe that presentation of these measures will enhance an investor’s ability to evaluate our financial and operating performance. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our Board of Directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2025, and 2024:

	Three Months Ended March 31,
	2025	2024
	(Dollars in thousands)
Net income	41,034	40,350
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	33,160	29,129
Income tax provision (benefit)	(3,795)	(147)
Adjustment to investment in unconsolidated companies: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla and Ijen	3,421	3,352
Depreciation, amortization and accretion	69,157	61,676
EBITDA	142,977	134,360
Mark-to-market (gains) or losses of derivative instruments	939	813
Stock-based compensation	4,911	4,769
Allowance for bad debts	26	—
Merger and acquisition transaction costs	—	1,299
Settlement agreement	900	—
Write-off of unsuccessful exploration and storage activities	516	—
Adjusted EBITDA	150,269	141,241

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS

For the Three Months Ended March 31, 2025, and 2024

Adjusted Net Income attributable to the Company's stockholders and Adjusted diluted EPS are adjusted for one-time expense items that are not representative of our ongoing business and operations. The use of Adjusted Net income attributable to the Company's stockholders and Adjusted diluted EPS is intended to enhance the usefulness of our financial information by providing measures to assess the overall performance of our ongoing business.

The following tables reconciles Net income attributable to the Company's stockholders and Adjusted diluted EPS for the three months ended March 31, 2025, and 2024.

	Three Months Ended March 31,
	2025	2024
	(Dollars in millions, except per share data)
GAAP Net income attributable to the Company's stockholders	40.4	38.6
Write-off of unsuccessful exploration and storage activities	0.41	-
Merger and acquisition transaction costs	-	1.0
Allowance for bad debts	0.02	-
Settlement agreement	0.71	-
Adjusted Net income attributable to the Company's stockholders	41.5	39.6
GAAP diluted EPS	0.66	0.64
Write-off of unsuccessful exploration and storage activities	0.01	-
Merger and acquisition transaction costs	-	0.02
Allowance for bad debts	0.00	-
Settlement agreement	0.01	-
Adjusted Diluted EPS ($)	0.68	0.65